UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  July 17, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Between February 27, 2020 and May 27, 2020, DPW Holdings, Inc., a Delaware corporation (the “Company”) issued to an institutional investor (the “Investor”) unsecured Promissory Notes (the “Notes,” and each, a “Note”) in the aggregate principal face amount of $875,000, with an interest rate of 12%. Each Note has a term of ninety (90) days. Each such Note is identical but for its date and principal amount. Each Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of the Company. After the occurrence of any Event of Default that results in the eventual acceleration of the Note, interest payable on the outstanding principal of the Note shall bear interest at the then applicable interest rate set forth therein plus thirteen percent (13%) per annum or the maximum rate permitted under applicable law.

The issuance dates and amount of each Note is set forth below:

Date of Note	Amount of Note

February 27, 2020	$300,000

March 9, 2020	$150,000

April 6, 2020	$225,000

April 21, 2020	$100,000

May 27, 2020	$100,000

Sub Total:	$875,000

The Company reported the issuance of the $450,00 in Notes issued during its first fiscal quarter in Note 17 of its Form 10-Q filed on July 6, 2020 for the fiscal period ended on March 31, 2020.

The Company reported the issuance of the $425,000 in Notes issued during its second fiscal quarter in Note 25 of its Form 10-Q filed on July 6, 2020 for the fiscal period ended on March 31, 2020.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the issuance of the Notes, the Company delivered to the Investor warrants (the “Warrants,” and each, a “Warrant”) to purchase an aggregate of 890,103 shares of the Company’s common stock at the respective exercise prices set forth below. None of the Warrants shall have been deemed “issued” until the Company shall have obtained the approval of the NYSE American (the “Exchange Approval”). Prior to obtaining Exchange Approval, the Company was required to obtain its stockholders’ approval for such issuance, which was obtained on July 8, 2020. The Warrants carry a term of five years, and provide the Investor with piggyback registration rights. The exercise price is subject to adjustment for customary stock splits, stock dividends, combinations or similar events.

The number of Warrants granted to the Investor was determined, for each Note, by dividing its principal amount by the Closing Bid Price of the Common Stock on the date the corresponding Note was issued. Each Warrant’s exercise price was determined by multiplying the Closing Bid Price of the Common Stock on the date of the Note by 1.10.

Accordingly, the determination of the number of Warrants that were issued upon the Company’s receipt of Exchange Approval and their respective exercise price is set forth below:

Date of Note	Warrant Shares	Exercise Price

February 27, 2020	277,778	$1.19

March 9, 2020	144,928	$1.14

April 6, 2020	281,250	$0.88

April 21, 2020	90,909	$1.21

May 27, 2020	95,238	$1.16

Total:	890,103

The volume weighted average exercise price of the Warrants is $1.08.

The Company reported the intended delivery of Warrants exercisable for an aggregate of 422,706 shares of Common Stock in Notes 13 and 17 of its Form 10-Q filed on July 6, 2020 for the fiscal period ended on March 31, 2020.

The Company reported the intended delivery of Warrants exercisable for an aggregate of 467,397 shares of Common Stock in Note 25 of its Form 10-Q filed on July 6, 2020 for the fiscal period ended on March 31, 2020.

The Company obtained Exchange Approval on July 16, 2020.

The foregoing descriptions of the Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

The Warrants described in this Current Report on Form 8-K were offered and sold to the Investor in reliance upon exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended.

 Item 9.01     Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description
4.1	Form of Unsecured Promissory Note
4.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: July 17, 2020	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer